UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2006

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 9, 2006, CNL Hotels & Resorts, Inc. (the “Company”), through certain of its affiliates, completed its previously announced sale of all of its interests in CNL KSL Partners, LP, a partnership which owns the Hotel del Coronado in San Diego, California, and CNL KSL North Beach Development, LP, which is developing a piece of property adjacent to the hotel (the “Sale”). The properties were sold to KSL Recreation Holdings I, LLC and KSL Recreation Management Operations, LLC (collectively, the “Purchaser”), affiliates of KSL DC Operating LLC and Kohlberg Kravis Roberts & Co. As a result of the Sale and related transactions, net proceeds to the Company are expected to be approximately $166 million with an estimated net gain of approximately $124 million. The Sale was completed pursuant to the terms of the Purchase and Sale Agreement, dated October 31, 2005, between certain of the Company’s affiliates and the Purchaser. A portion of the net proceeds from the Sale are expected to be used for the previously announced acquisition of the 500-acre Grande Lakes Orlando resort, the closing of which is subject to customary closing conditions.

The Company or its affiliates have certain other relationships with affiliates of the Purchaser, including, without limitation, that affiliates of the Purchaser operate certain of the Company’s properties, which are more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, filed on March 16, 2005.

On January 11, 2006, the Company issued a press release filed herewith as Exhibit 99.1, announcing the completion of the Sale, the complete text of which is incorporated in this Item 2.01 by reference thereto.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the planned use of proceeds, future acquisitions and investments, amount of proceeds and gain, and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," “could,” "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: a change in the planned use of proceeds, the inability to acquire properties that meet the Company’s investment objectives, changes in market conditions for hotels and resorts; continued ability to finance acquired properties in the asset backed securities markets; changes in interest rates and financial and capital markets; changes in generally accepted accounting principles the tax code and/or the application thereof; and such other risk factors as may be discussed in our annual reports on Form 10-K and other filings with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than March 24, 2006.

(c) Exhibits.

99.1 Press Release dated January 11, 2006. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: January 13, 2006	By:	/s/ Mark E. Patten
Name: Maek E. Patten
Title: Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated January 11, 2006 (Filed herewith).